EXHIBIT 4.3

REGISTRATION AGREEMENT

     REGISTRATION AGREEMENT, dated as of November 12, 2004, between US DATAWORKS, INC. a Nevada corporation (the “Company”), and PETER SIMONS (“Simons”).

WITNESSETH

     Simons is acquiring from the Company a certain convertible debenture, of even date herewith (the “Convertible Debenture”), convertible into shares of Common of the Company (the “Conversion Shares”) pursuant to the terms of a Settlement and Release Agreement of even date (the “Settlement Agreement”). The Conversion Shares will be “restricted securities” as defined in Rule 144 under the Securities Act of 1933, as amended. As a result, there will be substantial restrictions on the ability of the Holders (as defined below) to sell the Conversion Shares in the absence of registration under the Securities Act of 1933 and applicable state securities laws. In order to enable the Holders to sell all or a portion of the Conversion Shares, the Company has agreed to the terms of this Agreement.

     NOW THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by the parties, the parties hereby agree as follows:

1.	REGISTRATION

     1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

          (a) The term “Act” means the Securities Act of 1933, as amended.

          (b) The term “AMEX” means the American Stock Exchange.

          (c) The term “Blackout Period” means any period: (i) beginning on the date on which the Company notifies the Holders in writing that the Board of Directors of the Company, in its good faith judgment, has determined that the Company proposes to engage in a material acquisition, consolidation, tender offer or other material transaction, including a primary underwritten offering of its securities, in each case not in the ordinary course of business, such that registration or qualification of the Registrable Securities would have a material adverse effect on the Company and its shareholders, and (ii) ending as promptly as practicable but in any event not more than 90 days after the date on which the Company notifies the Holders of the Board of Directors’ determination.

          (d) The terms “Closing” and “Closing Date” have the meanings ascribed to such terms in the Agreement.

          (e) The term “Common Stock” has the meaning ascribed to such term in the Agreement.

          (f) The term “Conversion Shares” means the shares of Common Stock issued to the Holders pursuant to the conversion of the Convertible Debenture.

          (g) The term “Effectiveness Due Date” means, with respect to a registration statement filed or to be filed by the Company pursuant to Section 1.2 to register Registrable Securities for resale under the Act, the date that is five (5) business days after the date on which the SEC informs the Company (orally or in writing, whichever is earlier) that such registration statement will not be reviewed, or will not be subject to further review, by the SEC.

          (h) The term “Holders” means those persons owning or having the right to acquire Registrable Securities.

          (i) The term “Maximum Includable Securities” means the maximum number of shares of each type or class of the Company’s securities that a managing or principal underwriter, in its good faith judgment, deems practicable to offer and sell at that time in a firm commitment underwritten offering without materially and adversely affecting the price of the securities of the Company to be offered. When more than one type or class of the Company’s securities are to be included in a registration, the managing or principal underwriter of the offering shall designate the maximum number of each such type or class of securities that is included in the Maximum Includable Securities.

          (j) The terms “register,” “registered” and “registration” each refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (k) The terms “Registrable Security” and “Registrable Securities” refer to: (i) all of the Conversion Shares issuable pursuant to the conversion of the Convertible Debenture, and (ii) any shares of Common Stock or other securities of the Company that may be issued or issuable with respect to the Conversion Shares as a result of a stock split or dividend or any securities into which the Conversion Shares may thereafter be changed as a result of merger, consolidation, recapitalization or otherwise. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (1) distributed to the public pursuant to an-offering registered under the Act, (2) sold to the public in compliance with Rule 144 (as defined below) or (3) eligible for sale without restriction under Rule 144(k) under the Act.

          (l) The term “Rule 144” means Rule 144 promulgated under the Act, as such rule may be amended from time to time, or any similar rule or regulation thereafter adopted by the SEC.

          (m) The term “Rule 415” means Rule 415 promulgated under the Act, as such rule may be amended from time to time, or any similar rule or regulation thereafter adopted by the SEC.

          (n) The term “SEC” means the Securities and Exchange Commission,

          (o) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

     1.2 Filing of Registration.

          (a) The Company agrees to use its commercially reasonable efforts to file a registration statement under the Act on Form S-l, S-2 or S-3 (or any other appropriate form that may be used for the registration of Registrable Securities) with respect to the Conversion Shares, as well as any of its capital stock or other securities. The Company shall give each Holder written before the filing with the SEC of such registration statement. If any Holder desires to have Registrable Securities registered pursuant to this Section 1.2, such Holder shall so advise the Company in writing within 10 days after the date of receipt of such notice from the Company (the “Participation Notice”). The Company shall thereupon include in such filing (and any related filing or qualification under blue sky laws or other state securities laws) the number of Registrable Securities for which registration is so requested, subject to its right to reduce the number of Registrable Securities as hereinafter provided, and shall use its commercially reasonable efforts to effect registration under the Act of such Registrable Securities on the same terms and conditions as any similar securities of the Company included therein.

          (b) In the event the offering in which any Holder’s Registrable Securities to be included pursuant to this Section 1.2 is to be underwritten, the Company shall furnish the Holders with a written opinion of the managing or principal underwriter as to the Maximum Includable Securities as promptly as practicable, but in any event within 10 business days after the Company’s receipt of Holder’s Participation Notice. If the total number of securities proposed to be included in such registration statement exceeds the Maximum Includable Securities, the number of securities to be included within the coverage of such registration statement shall be reduced to the Maximum Includable Securities as follows:

               (i) no reduction shall be made in the number of Conversion Shares and shares of capital stock or other securities to be registered for the account of the Company in a primary offering of securities; and

               (ii) the number of Registrable Securities and other securities that may be included in the registration, if any, shall be allocated among the holders of other securities (the “Other Holders”) requesting inclusion on a pro rata basis.

          (c) The Company shall, in its sole reasonable discretion, select the underwriter or underwriters, if any, that are to undertake the sale and distribution of the Registrable Securities to be included in a registration statement filed under the provisions of this Section 1.2.

     1.3 Obligations of the Company. Whenever effecting the registration of any Registrable Securities under Section 1.2, the Company shall, as promptly as practicable:

          (a) Prepare and file with the SEC a registration statement on such form as necessary to register and qualify the Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective but in no event later than six (6) months from the date of this Agreement.

          (b) Notify the Holders promptly after the Company has received notice of the time when a registration statement has become effective or any supplement to any prospectus forming a part of such registration statement has been filed.

          (c) Prepare and file with the SEC, and promptly notify the Holders of the filing of, such amendments and supplements to any registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (d) Advise each Holder promptly after it has received notice or obtained knowledge thereof of the issuance of any stop order by the SEC suspending the effectiveness of any registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

          (e) Furnish to the Holders and the underwriters, if any, without charge, such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, any supplement or amendment thereto, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (f) Notify the Holders and the underwriters, if any, promptly of the existence of any fact or the happening of any event as a result of which any registration statement filed pursuant to Section 1.2 any prospectus contained therein or any document incorporated therein by reference contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (g) Prepare and promptly file with the SEC, and promptly notify such Holders of the filing of, any amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event has occurred as the result of which any such prospectus must be amended in order that it does not make any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (h) Otherwise comply with all applicable rules and regulations of the SEC, and, once initiated by the Company, thereafter make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Act and Rule 158 of the SEC promulgated thereunder (or any successor rule or regulation hereafter adopted by the SEC), no later than 30 days after the end of any 12-month period (or 45 or 90 days if the end of such 12-month period coincides with the end of a fiscal quarter or fiscal year, respectively, of the Company, or such shorter period as the SEC shall require from time to time with respect to the filing by a reporting company of such documents on Forms 10-Q or 10-K, respectively): (i) commencing at the end of any month in which Registrable Securities are sold to underwriters in an underwritten offering or (ii) if not sold to underwriters in such an offering, beginning with the first month commencing after the effective date of the registration statement, which statements shall cover said 12-month periods.

          (i) Cooperate and assist in any filings required to be made with the AMEX and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the AMEX).

          (j) Provide a transfer agent and registrar for all Registrable Securities sold under the registration statement not later than the effective date of the registration statement.

     1.4 Obligations of Holders. Each of the selling Holders shall:

          (a) Furnish to the Company such information regarding themselves, the Registrable Securities held by them, the intended method of sale or other disposition of such securities, the identity of and compensation to be paid to any underwriters proposed to be employed in connection with such sale or other disposition (if applicable) and such other information as may reasonably be required to effect the registration of their Registrable Securities.

          (b) Notify the Company, at any time when a prospectus relating to Registrable Securities covered by a registration statement is required to be delivered under the Act, of the existence of any fact or the happening of any event with respect to such selling Holder as a result of which information provided by such Holder expressly for use in the prospectus included in such registration statement, as then in effect, causes such prospectus to include an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (c) In the event of any underwritten public offering, each Holder participating in such underwriting shall enter into and perform its obligations under the underwriting agreement for such offering, and if requested to do so by the underwriters managing such offering, each Holder shall enter into a customary holdback agreement.

     1.5 Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) the fees and disbursements of underwriters (other than underwriting discounts and commissions with respect to Registrable Securities included in such registration.

     1.6 Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

          (a) The Company will indemnify and hold harmless, to the full extent permitted by law, each Holder, the officers, directors, employees, affiliates and agents of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act (each, an “Indemnified Holder”), against any losses, claims, damages and liabilities (joint or several), and expenses (including costs of investigation and legal expenses) incurred in connection with investigating, preparing or defending against such losses, claims, damages and liabilities (collectively, “Losses”) to which such Indemnified Holder may become subject under the Act, the 1934 Act, or other federal, state, local, foreign or other law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable in any such Loss to the extent that it arises out of or is based upon (i) a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Indemnified Holder, or (ii) the failure of such Indemnified Holder to deliver a copy of the registration statement or the prospectus, or any amendments or supplements thereto, after the Company has furnished such person with a sufficient number of copies of the same.

          (b) Each selling Holder will indemnify and hold harmless, to the full extent permitted by law, the Company and each of its officers, directors, employees, affiliates and agents, and each person, if any, who controls the Company within the meaning of the Act or the 1934 Act (each, a “Company Indemnitee”), against any Losses to which any such Company Indemnitee may become subject under the Act, the 1934 Act, or other federal, state, local, foreign or other law, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary herein contained, a Holder’s indemnity obligation, in such person’s capacity as a Holder, shall be limited to the net proceeds received by such Holder from the offering out of which the indemnity obligation arises.

          (c) Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnified party, except that such fees and expenses shall be paid by the indemnifying party if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceedings. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, If materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not otherwise relieve it of any liability that it may have to any indemnified party under this Section 1.6.

          (d) The indemnification provided by this Section 1.6 shall be a continuing right to indemnification and shall survive the registration and sale of any of the Registrable Securities hereunder and the expiration or termination of this Agreement.

     1.7 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144, the Company agrees to use commercially reasonable efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (c) furnish to any Holder, as long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.	MISCELLANEOUS

     2.1 No Inconsistent Agreements. The Company shall not on or after the date of this Agreement enter into any other agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders or otherwise conflicts with the provisions of this Agreement.

     2.2 Adjustments Affecting Registrable Securities. Except as may be required by any federal or state securities laws, the Company shall not take any action or permit any change to occur with respect to the Registrable Securities that would (i) adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or (ii) adversely affect the marketability or pricing of such Registrable Securities in any such registration.

     2.3 Amendment and Waiver. Any amendment or waiver of any provision under this Agreement may be effected only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding.

     2.4 Remedies. The parties hereto acknowledge and agree that the breach of any part of this Agreement may cause irreparable harm and that monetary damages alone may be inadequate. The parties hereto therefore agree that any party shall be entitled to injunctive relief or such other applicable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit any party’s right to any remedies at law, including recovery of damages for breach of any part of this Agreement.

     2.5 Controlling Law. This Agreement, and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the state of Nevada, notwithstanding any Nevada or other conflict-of-law provisions to the contrary.

     2.6 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt, 12 hours after being sent by facsimile or e-mail, or 72 hours after being sent by registered or certified mail, postage prepaid, as set forth below:

(a)	If to the Company:

5301 Hollister Road Suite 250 Houston, TX 77040 Attention: CEO Phone: (713) 934-3855 Fax: (713) 934-8127

b)	If to any Holder:

     Any party may alter the address to which communications or copies are to be sent by giving notice of such change to each of the other parties hereto in conformity with the provisions of this paragraph for the giving of notice.

     2.7 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     2.8 Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing by the parties hereto.

     2.9 Construction. The Section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and shall not affect its interpretation. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter. The words “include” or “including” shall be deemed to be followed by “without limitation” whether or not they are followed by such phrases or words of like import. The words “hereof,” “herein,” “hereby,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.All references to Section in this Agreement are to those portions of this Agreement unless otherwise specified.

     2.10 Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     2.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic or xerographic copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as of it were an executed counterpart of this Agreement.

     2.12 Severability. Each and every provision set forth in this Agreement is independent and severable from the others, and no provision shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable to whole or in part. The parties hereto agree that if any provision of this Agreement shall be declared by a court of competent jurisdiction to be unenforceable for any reason whatsoever, the court may appropriately limit or modify such provision, and such provision shall be given effect to the maximum extent permitted by applicable law.

IN WITNESS WHEREOF, the undersigned has executed to Agreement as of the date and year first above written.

US DATAWORKS, INC.

By:	/s/ John J. Figone

Name: JOHN J. FIGONE
Title: VP/GEN- COUNSEL

PETER SIMONS

/s/ Peter Simons